Exhibit 99.1

Ponce Financial Group, Inc. Issues $225 million of Preferred Stock to the U.S. Department of Treasury Under the Emergency Capital Investment Program

NEW YORK, June 9, 2022, Ponce Financial Group, Inc. (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank, announced that the Company completed a private placement of $225 million of Senior Non-Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”), to the U.S. Department of the Treasury (“Treasury”) pursuant to the Emergency Capital Investment Program (“ECIP”) on June 7, 2022.

The ECIP investment by the Treasury is part of a program to invest over $8.7 billion into Community Development Financial Institution (“CDFI”) or Minority Depository Institution (“MDI”), of which Ponce Bank is both. The ECIP is intended to incentivize CDFIs and MDIs to provide loans, grants, and forbearance to small businesses, minority-owned businesses, and consumers in low-income and underserved communities, that may have been disproportionately impacted by the economic effects of the COVID-19 pandemic.

Dividends on the Preferred Stock are payable in cash quarterly at an annual rate that is dependent on the Company’s investment of the proceeds within Target Communities in certain types of loans that are consistent with the types of loans that the Company has historically originated. The initial dividend rate is zero percent for the first two years after issuance, and thereafter the dividend will be between the floor dividend rate of 0.50% and the ceiling dividend rate of 2.00%. The dividend rate after the initial two years will be reset annually until the tenth anniversary of the issuance of the Preferred Stock and will be based upon the annual change in actual qualified lending relative to a baseline level of qualified lending, expressed as a percentage of the aggregate liquidation amount of the Preferred Stock. The final reset will be based upon the average annual increase in qualified lending over the nine-year period preceding the last reset date, expressed as a percentage of the aggregate liquidation amount. The Preferred Stock has an aggregate liquidation amount of $225 million and is redeemable in whole, or in part, at the option of the Company on any dividend payment date on or after June 15, 2027, subject to certain limitations and exceptions as set forth in the Articles Supplementary to the Company’s charter setting forth the terms of the Preferred Stock.

President and Chief Executive Officer’s Comments

President and CEO Carlos P. Naudon commented that “this large investment by Treasury will be transformative not only for Ponce Bank; it will allow us to have a massive impact in our communities – communities of color, immigrants and of limited means that were so adversely affected by the pandemic and their still unresolved wealth and health gaps.”

Executive Chairman’s Comments

Executive Chairman Steven A. Tsavaris added that “this capital will enable us to increase the pace of our lending and leverage our value creation for our stakeholders.”

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc., as the successor by merger with PDL Community Bancorp, is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. The Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; the anticipated impact of the COVID-19 pandemic and Ponce Bank’s attempts at mitigation; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in PDL Community Bancorp’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.